EXHIBIT 21

LIST OF SUBSIDIARIES OF THE COMPANY

Name

Jurisdiction of Organization

Bank Rhode Island

Rhode Island

BRI Investment Corp.

Rhode Island

Acorn Insurance Agency

Rhode Island

Macrolease Corporation

Rhode Island